Q3 FY24 Earnings Release	Page 1 of 4

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Dan Sorensen
+1 (650) 228-4842
d.sorensen@f5.com

F5 Reports Third Quarter Fiscal Year 2024 Revenue at the Top End of its
Guidance Range; Expects Fiscal Year 2024 Revenue of ~$2.8 Billion
Based on Software Strength; Raises Earnings Growth Outlook

SEATTLE, WA - July 29, 2024 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its third quarter ended June 30, 2024.
“We delivered third quarter revenue at the top end of our guidance range fueled by software growth and continued growth of our global services offerings,” said François Locoh-Donou, F5’s President and CEO. “In addition, our continued operating discipline enabled us to deliver earnings per share well above the high end of our guidance.”
“F5 is proving itself an invaluable partner as large enterprises across the globe modernize their IT infrastructures and drive IT cost savings,” said Locoh-Donou. “F5 is optimizing application security, delivery, management, and performance across hybrid, multicloud environments with enhanced automation and meaningful operational efficiencies. We are also partnering with several large enterprise customers as they begin to ready their IT infrastructure to leverage AI at scale.”
Third Quarter Performance Summary
Third quarter fiscal year 2024 revenue totaled $695 million, compared with $703 million in the third quarter of fiscal year 2023. Software revenue of $179 million grew 3% from the year-ago period. Systems revenue of $130 million represented a decline of 16% from the prior year. Global services revenue of $387 million grew 3% from the year-ago period.
GAAP gross profit for the third quarter of fiscal year 2024 was $559 million, representing GAAP gross margin of 80.4%. This compares with GAAP gross profit of $561 million in the year-ago period, which represented GAAP gross margin of 79.8%. Non-GAAP gross profit for the third quarter of fiscal year 2024 was $578 million, representing non-GAAP gross margin of 83.1%. This compares with non-GAAP gross profit of $579 million in the year-ago period, which represented non-GAAP gross margin of 82.5%.
GAAP operating profit for the third quarter was $163 million, representing GAAP operating margin of 23.4%. This compares with GAAP operating profit of $104 million in the year-ago period, which represented GAAP operating margin of 14.7%. Non-GAAP operating profit for the period was $233 million, representing non-GAAP operating margin of 33.4%. This compares to non-GAAP operating profit of $233 million in the year-ago period, which represented non-GAAP operating margin of 33.2%.
GAAP net income for the third quarter of fiscal year 2024 was $144 million, or $2.44 per diluted share compared to $89 million, or $1.48 per diluted share, in the third quarter of fiscal year 2023. Non-GAAP net income for the third quarter of fiscal year 2024 was $199 million, or $3.36 per diluted share, compared to $194 million, or $3.21 per diluted share, in the third quarter of fiscal year 2023.

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Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q3 FY2024	Q3 FY2023	($ in millions except EPS)	Q3 FY2024	Q3 FY2023
Revenue	$695	$703
Gross profit	$559	$561	Gross profit	$578	$579
Gross margin	80.4%	79.8%	Gross margin	83.1%	82.5%
Operating profit	$163	$104	Operating profit	$233	$233
Operating margin	23.4%	14.7%	Operating margin	33.4%	33.2%
Net income	$144	$89	Net income	$199	$194
EPS	$2.44	$1.48	EPS	$3.36	$3.21
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the fourth quarter of fiscal year 2024, F5 expects to deliver revenue in the range of $720 million to $740 million, with non-GAAP earnings in the range of $3.38 to $3.50 per diluted share.
“Based on our visibility to strong fourth quarter software demand, we now expect fiscal year 2024 revenue toward the top end of our prior expectations, at approximately $2.8 billion, or roughly flat with last year,” said Locoh-Donou. “As a result of continued operating discipline, and with some tax favorability in our third quarter, we also are raising our earnings growth expectations for the year. We now expect to deliver approximately 12% non-GAAP earnings per share growth compared to fiscal year 2023.”
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, July 29, 2024, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, F5's role as a partner with large enterprises, F5's visibility to strong fourth quarter software demand, the Company's future financial performance including revenue, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation

Q3 FY24 Earnings Release	Page 3 of 4
Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not

Q3 FY24 Earnings Release	Page 4 of 4
believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multicloud application security and delivery company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure every app — on premises, in the cloud, or at the edge. F5 enables businesses to continuously stay ahead of threats while delivering exceptional, secure digital experiences for their customers. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on X (Twitter) or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$934,809	$797,163
Short-term investments	812	6,160
Accounts receivable, net of allowances of $3,685 and $3,561	419,986	454,832
Inventories	78,537	35,874
Other current assets	552,023	554,744
Total current assets	1,986,167	1,848,773
Property and equipment, net	154,238	170,422
Operating lease right-of-use assets	185,253	195,471
Long-term investments	7,298	5,068
Deferred tax assets	343,611	295,308
Goodwill	2,312,362	2,288,678
Other assets, net	425,521	444,613
Total assets	$5,414,450	$5,248,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$53,618	$63,315
Accrued liabilities	259,874	282,890
Deferred revenue	1,142,090	1,126,576
Total current liabilities	1,455,582	1,472,781
Deferred tax liabilities	6,146	4,637
Deferred revenue, long-term	630,494	648,545
Operating lease liabilities, long-term	222,486	239,565
Other long-term liabilities	88,997	82,573
Total long-term liabilities	948,123	975,320
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 58,284 and 59,207 shares issued and outstanding	17,898	24,399
Accumulated other comprehensive loss	(22,257)	(23,221)
Retained earnings	3,015,104	2,799,054
Total shareholders’ equity	3,010,745	2,800,232
Total liabilities and shareholders’ equity	$5,414,450	$5,248,333

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenues
Products	$308,489	$328,175	$914,510	$1,009,314
Services	387,006	374,467	1,154,936	1,096,881
Total	695,495	702,642	2,069,446	2,106,195
Cost of net revenues (1)(2)(3)(4)
Products	80,813	87,940	248,834	286,590
Services	55,612	53,743	165,093	165,754
Total	136,425	141,683	413,927	452,344
Gross profit	559,070	560,959	1,655,519	1,653,851
Operating expenses (1)(2)(3)(4)
Sales and marketing	205,550	207,202	615,277	673,383
Research and development	124,387	128,765	366,169	412,451
General and administrative	65,950	64,775	197,852	201,802
Restructuring charges	93	56,648	8,655	65,388
Total	395,980	457,390	1,187,953	1,353,024
Income from operations	163,090	103,569	467,566	300,827
Other income, net	8,529	2,896	24,385	10,335
Income before income taxes	171,619	106,465	491,951	311,162
Provision for income taxes	27,540	17,489	90,469	68,348
Net income	$144,079	$88,976	$401,482	$242,814

Net income per share — basic	$2.46	$1.48	$6.82	$4.04
Weighted average shares — basic	58,584	59,977	58,832	60,133

Net income per share — diluted	$2.44	$1.48	$6.75	$4.02
Weighted average shares — diluted	59,147	60,314	59,461	60,463

Non-GAAP Financial Measures
Net income as reported	$144,079	$88,976	$401,482	$242,814
Stock-based compensation expense	54,206	56,472	165,349	183,385
Amortization and impairment of purchased intangible assets	13,250	13,876	41,187	39,130
Facility-exit costs	1,264	1,527	2,070	5,066
Acquisition-related charges	656	1,327	3,847	16,109
Restructuring charges	93	56,648	8,655	65,388
Tax effects related to above items	(14,709)	(25,173)	(45,861)	(55,337)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$198,839	$193,653	$576,729	$496,555

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$3.36	$3.21	$9.70	$8.21

Weighted average shares - diluted	59,147	60,314	59,461	60,463

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,189	$7,297	$22,320	$22,516
Sales and marketing	20,783	22,561	63,800	75,171
Research and development	14,752	16,297	46,283	53,528
General and administrative	11,482	10,317	32,946	32,170
	$54,206	$56,472	$165,349	$183,385

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$11,699	$10,984	$34,565	$30,902
Sales and marketing	1,405	2,672	6,032	7,451
Research and development	94	—	282	—
General and administrative	52	220	308	777
	$13,250	$13,876	$41,187	$39,130

(3) Includes facility-exit costs as follows:
Cost of net revenues	$125	$150	$231	$501
Sales and marketing	397	481	991	1,630
Research and development	447	542	(37)	1,720
General and administrative	295	354	885	1,215
	$1,264	$1,527	$2,070	$5,066

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$—	$45	$20	$212
Sales and marketing	29	349	72	2,513
Research and development	501	330	828	5,331
General and administrative	126	603	2,927	8,053
	$656	$1,327	$3,847	$16,109

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2024	2023
Operating activities
Net income	$401,482	$242,814
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	165,349	183,384
Depreciation and amortization	84,062	83,173
Non-cash operating lease costs	24,776	29,977
Deferred income taxes	(47,237)	(85,091)
Impairment of assets	—	3,455
Other	(3,059)	2,137
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	34,700	31,507
Inventories	(42,663)	22,263
Other current assets	3,246	(47,488)
Other assets	(17,513)	13,231
Accounts payable and accrued liabilities	(22,353)	(79,608)
Deferred revenue	(2,537)	98,054
Lease liabilities	(32,339)	(34,200)
Net cash provided by operating activities	545,914	463,608
Investing activities
Purchases of investments	(1,600)	(1,789)
Maturities of investments	5,420	103,513
Sales of investments	—	16,085
Acquisition of businesses, net of cash acquired	(32,939)	(35,049)
Purchases of property and equipment	(24,352)	(38,802)
Net cash (used in) provided by investing activities	(53,471)	43,958
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	54,868	59,497
Payments for repurchase of common stock	(400,047)	(290,041)
Payments on term debt agreement	—	(350,000)
Taxes paid related to net share settlement of equity awards	(9,952)	(11,369)
Net cash used in financing activities	(355,131)	(591,913)
Net increase (decrease) in cash, cash equivalents and restricted cash	137,312	(84,347)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	376	3,729
Cash, cash equivalents and restricted cash, beginning of period	800,835	762,207
Cash, cash equivalents and restricted cash, end of period	$938,523	$681,589
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$38,193	$40,619
Cash paid for interest on long-term debt	—	2,970
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$11,772	$10,544